EXHIBIT 32.1
CERTIFICATION
Pursuant to 18 U.S.C. Section 1350
Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021 of Forterra, Inc. (the “Company”) as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), and pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Company certifies to his knowledge that:
•the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
•the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	October 28, 2021	/s/ Karl Watson, Jr.
Karl Watson, Jr.
Chief Executive Officer

Date:	October 28, 2021	/s/ Charles R. Brown, II
Charles R. Brown, II
Executive Vice President and Chief
Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.